JOINT FILING AGREEMENT

     The undersigned, being duly authorized thereunto, hereby execute this agreement for inclusion as an exhibit to a Second Amendment to Schedule 13D on
Schedule 13G with respect to the common stock, par value $.01 per share, of Phazar Corp to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file such Second Amendment to Schedule 13D on Schedule 13G, and any amendments or supplements thereto, jointly on behalf of each such party.

Date: November 29, 2004                           Date: November 29, 2004

YDI WIRELESS, INC.                                YOUNG DESIGN, INC.


By: /s/ Robert E. Fitzgerald                      By: /s/ Robert E. Fitzgerald
    ------------------------                          ------------------------
Robert E. Fitzgerald,                             Robert E. Fitzgerald,
Chief Executive Officer                           Chief Executive Officer

Date: November 29, 2004                           Date: November 29, 2004

CONCORDE EQUITY, LLC


By: /s/ Robert E. Fitzgerald                      /s/ Robert E. Fitzgerald
    ------------------------                      ------------------------
Robert E. Fitzgerald,                             Robert E. Fitzgerald
President and Managing Member

Date: November 29, 2004



/s/ Michael F. Young
--------------------
Michael F. Young